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Exhibit 10.1

AMENDMENT #2 TO SUPPLY AGREEMENT

THIS AMENDMENT #2 TO SUPPLY AGREEMENT (“Amendment 2”) is made effective as of January 1st 2025 (“Amendment Effective Date”) by and between Cerus Corporation, a Delaware corporation, having a place of business at 1220 Concord Ave., Concord, CA 94520 (“Cerus”), and Purolite LLC, a Delaware limited liability company corporation, having a place of business at 2201 Renaissance Boulevard, King of Prussia, PA 19406 (“Purolite”). (Cerus and Purolite are each individually referred to in this Amendment 2 as a “Party” and, collectively, as the “Parties.”)

Witnesseth

Whereas, Purolite Corporation and Cerus entered into an Amended and Restated Supply Agreement, dated April 21, 2014, (Purolite being successor-in-interest to Purolite Corporation) and First Amendment to Amended and Restated Supply Agreement, dated December 1, 2020 (as amended, the “Supply Agreement”); and

Whereas, Cerus and Purolite mutually desire to amend the Supply Agreement on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and intending to be legally bound, the parties agree as follows.

1.
The second sentence of Section 1.2 of the Supply Agreement is amended and restated as follows:

“In [ * ] month intervals, Cerus will provide binding [ * ] month-purchase orders (“Purchase Order(s)”) and a non-binding [ * ] month forecast, with estimated delivery dates set forth therein.”

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2.
Exhibit A & B shall be amended and restated as set forth in Appendix A-1 and A-2 attached hereto and incorporated herein by reference.
3.
Exhibit D shall be amended and restated as set forth in Appendix B attached hereto and incorporated herein by reference.

4.
Section 8. Term; Termination is hereby amended by adding the following as a new Section 8.5:

8.5 Subject to the terms of this Section 8.5, upon the expiration or termination of this Supply Agreement, all further rights and obligations of the Parties shall cease, except each Party shall not be relieved of (a) completing its performance with respect to any binding Purchase Orders then in effect (b) any warranty claims in respect of Raw Materials delivered or to be delivered, (c) other respective obligations to pay monies due or which become due pursuant to a binding Purchase Order as of or subsequent to the date of expiration, and (d) all other respective obligations that survive pursuant to Section 8.4 under this Supply Agreement which specifically survive or are to be performed after the date of expiration or termination. Notwithstanding the foregoing, in the event that this Supply Agreement is terminated by either party pursuant to Section 8.3 above and Purolite has not completed its manufacture, delivery or release of any Raw Materials ordered pursuant to a binding Purchase Order at the time of such termination, then at the discretion of the non-breaching party, the breaching party’s obligations shall continue and survive the termination of this Supply Agreement.

5.
Section 8.4 of the Supply Agreement is amended and restated as follows:

“The provisions of Articles 6 and 7 and Sections 2.3.1, 3.2, 8.4 and 8.5 shall survive termination or expiration of the Supply Agreement and remain in effective in accordance with their terms.”

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6.
Section 9.2 Notices of the Supply Agreement is hereby amended by deleting the “If to Purolite” field and replacing it with the following:

If to Purolite:

Purolite LLC

2201 Renaissance Boulevard

King of Prussia, PA 19406

Attn: [ * ]

[ * ]

cc: Legal Counsel

7.
Section 9.2 Notices of the Supply Agreement is hereby amended by deleting the “If to Cerus” field and replacing it with the following:

If to Cerus:

Cerus Corporation

1220 Concord Ave.

Concord, CA 94520

Attn: Chief Operating Officer

cc: Chief Legal Officer and General Counsel

8.
Except as otherwise expressly provided in this Amendment 2, all terms and conditions of the Supply Agreement shall remain unchanged and in full force and effect. In the event of any conflict or inconsistency between the provisions of this Amendment 2 and the provisions of the Supply Agreement, the provisions of this Amendment 2 shall govern and control. Each and every other term, condition, covenant, representation, warranty, and provision set forth in the Supply Agreement shall remain in full force and effect in accordance with the terms of the Supply Agreement.

9.
This Amendment 2 may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

In witness whereof, the Parties have executed this Amendment 2 to the Supply Agreement in counterparts as of the Amendment Effective Date.

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Cerus Corporation	Purolite LLC
By: /s/ Babusha Goel Name: Babusha Goel Title: Controller ______________________	By: /s/ Ryan Rensvold Name: Ryan Rensvold Title: Vice President and General Sales Manager

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APPENDIX A-1

AMENDED AND RESTATED EXHIBIT A

See attached -- new [ * ] Specification (SPC 00870)

{6 pages redacted}

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APPENDIX A-2

AMENDED AND RESTATED EXHIBIT B

See attached – new [ * ] Specification (SPC 00913)

{2 pages redacted}

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APPENDIX B

AMENDED AND RESTATED EXHIBIT D

1.
Commencing on the Amendment Effective Date, the prices for Raw Materials for 2025, 2026, and 2027 are fixed as follows:

Raw Materials	Calendar Year 2025 Price/kg	Calendar Year 2026 Price/kg	Calendar Year 2027 Price/kg
[ * ]	$[ * ]	$[ * ]	$[ * ]
[ * ]	$[ * ]	$[ * ]	$[ * ]

a.
With respect to any purchases of Raw Materials made by Cerus on or after [ * ], the price paid by Cerus for such purchases shall be adjusted by Purolite and any difference in the price paid by Cerus and the [ * ] noted above shall be invoiced to Cerus and paid in accordance with the terms of the Agreement.

b.
The above-referenced pricing is inclusive of all overhead, facility costs, utilities and other expenses incurred by Purolite to produce the Raw Materials, including without limitation, wastewater management fees and a [ * ]% surcharge related to “tariff surcharge” which were previously charged via a separate line on invoices.

c.
The Parties agree that no additional surcharges, costs or fees will be added to any invoices, unless expressly mutually agreed in the form of a contract amendment.

2.
Pricing for Calendar Year 2028 and beyond shall be calculated as follows:

a.
Baseline Price: Starting in calendar year 2028, the baseline price for Raw Materials are set forth in the table below:

Raw Materials	2028 Baseline Price/kg
[ * ]	$[ * ]
[ * ]	$[ * ]

b.
To the 2028 Baseline Price, an adjustment shall be made as follows:
i.
The “CPPI” shall be equal to the calculation of (i) the difference between (x) the average change in the PPI Index (as defined herein) for the twelve-month period ending [ * ] and (y) the average change in the PPI Index for the twelve-month period ending [ * ]; (ii) multiplied by [ * ]%. For

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purposes of this calculation, the “PPI Index” shall mean the PPI industry data for Plastics material and resin manufacturing PCU 325211325211.
ii.
The “CPIRO” shall be equal to the calculation of (i) the difference between (x) the average change in the Romania CPI Index (as defined herein) for the 12 month period ending [ * ] and (y) the average change in the Romania CPI Index for the 12 month period ending [ * ] (ii) multiplied by [ * ]%. For purposes of this calculation, the “Romania CPI Index” shall mean the HICP Romania – All Items, Eurostat ({prc_hicp_man} HICP - monthly data (annual rate of change).
iii.
The [ * ] shall equal the “First Updated Baseline Price,” provided, however, that if the [ * ] is greater than + or – [ * ]%, then the First Updated Baseline Price shall be the 2028 Baseline Price capped at + or – [ * ]%, as applicable. For clarity, the First Updated Baseline Price may be an aggregate decrease from the 2028 Baseline Price, if the [ * ] of the CPPI and the CPIRO is negative.

[INTENTIONALLY LEFT BLANK]

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c.
Pricing adjustment calculations for illustrative purposes:

[ * ]

3.
For each subsequent year following calendar year 2028, the pricing shall be calculated as follows and become effective on January 1 of each applicable calendar year:

a.
Baseline Price: The baseline price for Raw Materials shall be the then-current Updated Baseline Price (as defined below).
b.
For each calendar year, a new “Updated Baseline Price” as follows: the then-current Updated Baseline Price (or, in the case of calendar year 2029, the First Updated Baseline Price) shall be [ * ] the applicable CPPI and the applicable CPIRO, each as calculated below, provided, however, that if the [ * ] is greater than + or – [ * ]%, then the new Updated Baseline Price shall be the then-current Updated Baseline Price capped at + or – [ * ]%, as applicable. For clarity, the new Updated Base Price may be an aggregate decrease from the then-current Updated Baseline Price, if the [ * ] of the CPPI and the CPIRO is negative.
i.
The “CPPI” shall be equal to the calculation of (i) the difference between (x) the average change in the PPI Index (as defined herein) for the immediately preceding twelve-month period ending [ * ] and (y) the average change in the PPI Index for the twelve-month period ending [ * ]; multiplied by (ii) [ * ]%. For purposes of this calculation, the “PPI Index” shall mean the PPI industry data for Plastics material and resin manufacturing PCU 325211325211.
ii.
The “CPIRO” shall be equal to the calculation of (i) the difference between (x) the average change in the Romania CPI Index (as defined herein) for the immediately preceding twelve-month period ending [ * ] and (y) the average change in the Romania CPI Index for the twelve-month period ending [ * ]; multiplied by (ii) [ * ]%. For purposes of this calculation, the “Romania CPI Index” shall mean mean the HICP Romania – All Items, Eurostat ({prc_hicp_manr} HICP - monthly data (annual rate of change).
4.
A volume-tiered discount shall be applicable for all purchases of Raw Materials starting in calendar year 2028 and beyond as follows:

Volume tiers in Kg	Discount
< [ * ]	[ * ]%
[ * ]	[ * ]%
>[ * ]	[ * ]%

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a.
Volume-tiered discount shall be applied after the annual pricing adjustments to the then-current Updated Baseline Price, if applicable.
b.
The aggregate quantity of all Raw Materials (i.e., the sum of quantities for both [ * ]) in the [ * ]-month Forecast provided by Cerus in the last month of the third quarter of the applicable previous year shall set the volume-tiered discount for the following calendar year. The applicable percentage discount shall apply to purchases of both [ * ].
c.
The volume-tiered discount shall apply from the first unit of Raw Materials purchased by Cerus in the specified calendar year.
d.
Cerus certifies that it will make commercially reasonable efforts to meet the [ * ]-month Forecast volumes, and in the event Cerus has not purchased the applicable quantities of Raw Materials, then [ * ] (a) Cerus shall be invoiced [ * ] in the applicable calendar year, or (b) Cerus shall be required to [ * ] the [ * ]-month Forecast volume.
e.
For purposes of calculating Cerus’ aggregate purchases of Raw Materials in a given calendar year, all quantities for Raw Materials ordered in a firm Purchase Order shall be counted, without regard to whether such quantities were actually delivered by Purolite, including if such non-delivery was the result of quality issues, defective product, product returns or other production issues at Purolite.

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